Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InVivo Therapeutics Holdings Corp. of our reports dated March 11, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2014.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

July 1, 2015